Exhibit 99.1

BROCADE CONTACTS
Investor Relations	Media Relations
Shirley Stacy Tel: 408-333-5752 sstacy@brocade.com	Leslie Davis Tel: 408-333-5260 lmdavis@brocade.com

BROCADE REPORTS SECOND QUARTER OF FISCAL 2005 RESULTS

Delivers Operating Margin of 12 Percent and EPS of $0.07; Generates Cash from

Operations of $48.5 Million

SAN JOSE, Calif.—May 19, 2005— Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) today reported financial results for its second quarter of fiscal year 2005 (Q2 05), which ended April 30, 2005. Net revenues for Q2 05 were $144.8 million, consistent with the Company’s preliminary results announced on May 2, 2005. Revenues for the quarter decreased 10 percent from $161.6 million reported in the first quarter of fiscal year 2005 (Q1 05) and one percent from $145.6 million reported in the second quarter of fiscal year 2004 (Q2 04).

“We generated significant profit and healthy levels of cash from operations despite a seasonally weak environment,” said Michael Klayko, Brocade Chief Executive Officer. “We believe that our competitive and share positions remain strong as we enter the second half of 2005 and we’re confident that we can extend our product leadership in the market.”

Non-GAAP net income for Q2 05 was $19.1 million, or $0.07 per share basic and diluted, as compared to non-GAAP net income for Q1 05 of $28.3 million, or $0.11 per share basic and $0.10 per share diluted, and non-GAAP net income for Q2 04 of $17.3 million, or $0.07 per share basic and diluted. Non-GAAP net income for Q2 05 excludes net stock-based compensation benefits, gains related to repurchases of convertible subordinated debt, gain on disposition of marketable investment, deferred stock compensation expense related to the acquisition of Rhapsody Networks, Inc. (Rhapsody), a reduction of previously recorded restructuring costs, ongoing costs associated with the internal review and SEC investigation, and severance expense included in general and administrative expenses. Non-GAAP net income for Q1 05 excludes a one-time warranty benefit, stock-based compensation benefit, gains related to repurchases of convertible subordinated debt, deferred stock compensation expense related to the acquisition of Rhapsody, and the costs associated with our internal review. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision (benefit). Non-GAAP net

Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.487.8000 F 408.487.8101
www.brocade.com

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 2

income for Q2 04 excludes net stock-based compensation expense (benefit), deferred stock compensation expense related to the acquisition of Rhapsody, settlement of an acquisition-related claim, restructuring costs, and gain on disposition of private strategic investment. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Reporting on a GAAP basis, net income for Q2 05 was $19.4 million, or $0.07 per share basic and diluted. This compares to GAAP net income for Q1 05 of $27.9 million, or $0.10 per share basic and diluted, and GAAP net income for Q2 04 of $1.1 to $2.2 million, or $0.00 to $0.01 per share basic and diluted. We expect the Q2 04 results to be impacted by an increase to non-cash stock compensation expense in the range of $0.2 million to $1.2 million to reflect the restatement announced on May 16, 2005. The amounts shown herein, as well as the tables contained in this press release, represent management’s best estimates of the impact of expected adjustments. Based on the ongoing review conducted by Brocade’s Audit Committee, the Company’s estimates of anticipated adjustments are preliminary and subject to change.

Certain reclassifications have been made to prior year balances in order to conform to the current year presentation.

Q2 05 Financial Highlights

•	Q2 05 cash flow from operations was $48.5 million, an increase from $35.2 million in Q1 05 and $35.4 million in Q2 04.

•	Cash and investments, net of our convertible debt as of the end of Q2 05 was $467.8 million compared to $429.9 million as of the end of Q1 05, an increase of $37.9 million.

•	Day sales outstanding in accounts receivable were 55 days, compared with 58 days in Q1 05 and 53 days in Q2 04.

Also during Q2 05, Brocade purchased on the open market $69.2 million face value of its two percent convertible subordinated notes. Brocade paid an average of $0.96 cents on each dollar of face value for an aggregate cash purchase price of $66.5 million, which resulted in a pre-tax gain of $2.2 million. As of April 30, 2005, the remaining convertible debt outstanding was $278.9 million. Further, during Q2 05 Brocade repurchased on the open market 1.15 million shares of its common stock at an average price of $6.13 per share. These purchases were made under the stock repurchase program approved in August 2004 by Brocade’s Board of Directors. Under this program, $93 million remains available for future repurchases.

Q2 05 Business Highlights

News announcements during the quarter by Brocade, its business partners and its customers illustrate the Company’s continued progress in expanding its offerings into new growth segments, deploying new platforms, and industry recognition of the Company’s market leading products. Announcements included:

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 3

•	A strategic relationship which includes an investment and a product licensing and development agreement to deliver wide area file services (WAFS) to enterprise customers with Tacit Networks, a market leader in enterprise-wide remote office IT solutions.

•	The acquisition of Therion Software Corporation, a privately held company based in Redmond, Washington that is developing breakthrough solutions that leverage the benefits of shared storage into new adjacent spaces.

•	A new 4GBit/sec Brocade SilkWorm 4100 midrange switch was made generally available by StorageTek, Sun Microsystems and Fujitsu, following the IBM, HP, HDS and EMC announcements in Q1 05.

•	Enhancements to the award-winning SilkWorm Multiprotocol Router and announcement of general availability of the Multiprotocol Router by both IBM and Fujitsu, Ltd.

•	The availability of EZPilot, a multi-vendor management wizard designed to streamline SAN installation and deployment by Emulex and Brocade.

•	Addition of Robert Walker to Brocade’s Board of Directors.

•	Announcement that Brocade earned a Five-Star rating from CMP’s VARBusiness Magazine, a recognition of the breadth and depth of channel partner programs it presents to solution providers that sell its products to end users.

Conference Call

Brocade will host a conference call on May 19, 2005 at 5:00 p.m. Eastern Time to discuss its second quarter of fiscal year 2005 results. The conference call will be webcast live via the Internet at www.brocade.com/investors. A replay of the conference call will be available via webcast for twelve months at www.brocade.com/investors.

About Brocade Communications Systems, Inc.

Brocade (Nasdaq: BRCD) offers the industry’s leading intelligent platform for networking storage. The world’s leading systems, applications, and storage vendors have selected Brocade to provide a networking foundation for their SAN solutions. The Brocade SilkWorm® family of fabric switches and software is designed to optimize data availability and storage and server resources in the enterprise. Using Brocade solutions, companies can simplify the implementation of storage area networks, reduce the total cost of ownership of data storage environments, and improve network and application efficiency. For more information, visit the Brocade website at www.brocade.com or contact the Company at info@brocade.com.

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 4

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, gain from the disposition of marketable investment and gain from disposition of strategic investment, and certain costs or benefits, including stock-based compensation expense (benefit), certain warranty benefits, certain severance expense, certain expenses relating to our acquisition of Rhapsody, settlement of an acquisition-related claim, internal review and SEC investigation costs, and the restructuring of business operations, including lease termination charge and other, net, that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision (benefit). Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Cautionary Statement

Previously reported financial information for the three and six months ended April 30, 2004 have been restated. This press release contains forward-looking statements, as defined under Federal Securities Laws. These forward-looking statements include statements regarding the Company’s competitive and market share positions, product portfolio and product leadership, estimates of the quantitative impact related to a restatement of certain financial statements, including an expected increase in non-cash stock compensation expense. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, quarterly and annual fluctuations in our revenues and operating results; the effect of changes in IT spending levels; the effect of competition, including pricing pressure; our dependence on OEM partners; declines in the prices of our products and gross margins; our ability to attain profitability; our ability to manage the transition between new and older products; our ability to achieve market acceptance of the Silkworm Fabric Application Platform product family; our ability to develop new and enhanced products that achieve widespread market acceptance; our failure to manage distribution channels, inventory levels and relationships; risks associated with international political instability; our failure to adequately anticipate future OEM and end-user product needs or to accurately forecast end-user demand; risks associated with increased international sales activity; the loss of our third-party contract manufacturers; our dependence on sole

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 5

source and limited source suppliers for certain key components including ASICs, microprocessors, logic chips and programmable logic devices; our failure to manage our business effectively in a rapidly evolving market; the existence of undetected errors in our products; our ability to retain and recruit qualified personnel; our ability to protect our intellectual property and defend against infringement claims; risks related to our acquisition of Rhapsody; additional information or actions resulting from the continued review by the Company’s Audit Committee and its outside counsel and accounting advisors in connection with the restated financial statements, as well as the review and audit by the Company’s independent registered public accounting firm of the restated financial statements and actions resulting from discussions with or required by the Securities Exchange Commission or the Department of Justice. These and other risks are set forth in more detail in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended January 29, 2005. Brocade expressly assumes no obligation to update any such forward-looking statements.

###

Brocade, the B weave logo and SilkWorm are registered trademarks of Brocade Communications Systems, Inc. or its subsidiaries in the United States or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners. All products, plans, and dates are subject to change without notice.

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 6

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

			Range of
			Adjustments to
	Three Months Ended		the Three	Estimated Restated Three Months
	April 30,	May 1,	Months ended	Ended May 1, 2004
	2005	2004	May 1, 2004 (1)	High (1)	Low (1)
		As previously
		reported
Net revenues	$144,753	$145,579	$—	$145,579	$145,579
Cost of revenues	61,919	66,764	26 to 31	66,790	66,795

Gross margin	82,834	78,815	(26) to (31)	78,789	78,784
Operating expenses:
Research and development	31,361	34,329	52	34,381	34,381
Sales and marketing	25,083	26,873	79	26,952	26,952
General and administrative	7,243	5,834	32 to 1,059	5,866	6,893

Internal review and SEC investigation costs	1,363	—	—	—	—

Settlement of an acquisition-related claim	—	6,943	—	6,943	6,943
Amortization of deferred stock compensation	24	127	—	127	127
Restructuring costs	(137)	10,461	—	10,461	10,461

Total operating expenses	64,937	84,567	163 to 1,190	84,730	85,757

Income (loss) from operations	17,897	(5,752)	(189) to (1,221)	(5,941)	(6,973)

Interest and other income, net	5,496	4,643	—	4,643	4,643
Interest expense	(1,826)	(2,896)	—	(2,896)	(2,896)
Gain on repurchases of convertible subordinated debt	2,168	—	—	—	—
Gain on investments, net	96	396	—	396	396

Income (loss) before provision for (benefit from) income taxes	23,831	(3,609)	(189) to (1,221)	(3,798)	(4,830)
Income tax provision (benefit)	4,411	(5,954)	—	(5,954)	(5,954)

Net income (loss)	$19,420	$2,345	$(189) to (1,221)	$2,156	$1,124

Net income (loss) per share – Basic	$0.07	$0.01	$ (0.00) to (0.01)	$0.01	$0.00

Net income (loss) per share – Diluted	$0.07	$0.01	$ (0.00) to (0.01)	$0.01	$0.00

Shares used in per share calculation – Basic	268,043	259,265	259,265	259,265	259,265

Shares used in per share calculation – Diluted	269,979	263,607	263,607	263,607	263,607

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 7

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

			Range of
			Adjustments to
	Six Months Ended		the Six	Estimated Restated Six Months
	April 30,	May 1,	Months ended	Ended May 1, 2004
	2005	2004	May 1, 2004 (1)	High (1)	Low (1)
		As previously
		reported
Net revenues	$306,331	$290,619	$—	$290,619	$290,619
Cost of revenues	126,325	134,384	42 to 53	134,426	134,437

Gross margin	180,006	156,235	(42) to (53)	156,193	156,182
Operating expenses:
Research and development	63,035	71,307	85 to 105	71,392	71,412
Sales and marketing	49,908	53,453	128 to 459	53,581	53,912
General and administrative	13,906	11,767	75 to 1,102	11,842	12,869

Internal review and SEC investigation costs	5,104	—	—	—	—

Settlement of an acquisition-related claim	—	6,943	—	6,943	6,943
Amortization of deferred stock compensation	131	311	—	311	311
Restructuring costs	(137)	10,093	—	10,093	10,093
Lease termination charge and other, net	—	75,591	—	75,591	75,591

Total operating expenses	131,947	229,465	288 to 1,666	229,753	231,131

Income (loss) from operations	48,059	(73,230)	(330) to (1,719)	(73,560)	(74,949)

Interest and other income, net	10,686	9,168	—	9,168	9,168
Interest expense	(4,063)	(5,566)	—	(5,566)	(5,566)
Gain on repurchases of convertible subordinated debt	2,318	521	—	521	521
Gain on investments, net	96	396	—	396	396

Income (loss) before provision for (benefit from) income taxes	57,096	(68,711)	(330) to (1,719)	(69,041)	(70,430)
Income tax provision (benefit)	9,733	(2,247)	—	(2,247)	(2,247)

Net income (loss)	$47,363	$(66,464)	$(330) to (1,719)	$(66,794)	$(68,183)

Net income (loss) per share – Basic	$0.18	$(0.26)	$ (0.00) to (0.01)	$(0.26)	$(0.26)

Net income (loss) per share – Diluted	$0.17	$(0.26)	$ (0.00) to (0.01)	$(0.26)	$(0.26)

Shares used in per share calculation – Basic	267,131	258,531	258,531	258,531	258,531

Shares used in per share calculation – Diluted	270,873	258,531	258,531	258,531	258,531

(1)	On May 11, 2005, on management’s recommendation, Brocade Communications Systems, Inc., in consultation with KPMG LLP, the Company’s independent registered public accounting firm, determined that the Company’s financial statements for the fiscal years ending 2002, 2003 and 2004, and the interim periods contained therein, should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20. The Company will restate its financial statements for those periods and expects related adjustments will be made to the Company’s financial information for fiscal 2001, as necessary. The amounts shown herein represent management’s best estimates of the expected range of adjustments. Based on the ongoing review conducted by Brocade’s Audit Committee, the Company’s estimates of anticipated adjustments are subject to change.

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 8

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Q2 05	Q1 05	Q2 04	Q2 04
			High range (1)	Low range (1)
Net income on a GAAP basis	$19,420	$27,943	$2,156	$1,124

Adjustments:
Stock-based compensation benefit included in cost of revenues	(262)	(237)	(326)	(321)
Warranty benefit included in cost of revenues	—	(1,853)	—	—

Total gross margin adjustments	(262)	(2,090)	(326)	(321)

Internal review and SEC investigation costs	1,363	3,741	—	—
Stock-based compensation benefit included in research and development	(620)	(688)	(1,178)	(1,178)
Stock-based compensation benefit included in sales and marketing	(58)	(221)	(262)	(262)
Stock-based compensation expense (benefit) included in general and administrative	(77)	(167)	(189)	838
Severance expense included in general and administrative	1,668	—	—	—
Amortization of acquisition related deferred stock compensation	24	107	127	127
Settlement of an acquisition-related claim	—	—	6,943	6,943
Restructuring costs	(137)	—	10,461	10,461

Total operating expense adjustments	2,163	2,772	15,902	16,929

Total operating income adjustments	1,901	682	15,576	16,608

Gain on repurchases of convertible subordinated debt	(2,168)	(150)	—	—
Gain on investments	(96)	—	(396)	(396)
Income tax effect of adjustments	73	(145)	—	—

Non-GAAP net income	$19,130	$28,330	$17,336	$17,336

Non-GAAP net income per share – basic	$0.07	$0.11	$0.07	$0.07

Non-GAAP net income per share – diluted	$0.07	$0.10	$0.07	$0.07

Shares used in non-GAAP per share calculation – basic	268,043	266,218	259,265	259,265

Shares used in non-GAAP per share calculation – diluted	269,979	271,767	263,607	263,607

(1)	On May 11, 2005, on management’s recommendation, Brocade Communications Systems, Inc., in consultation with KPMG LLP, the Company’s independent registered public accounting firm, determined that the Company’s financial statements for the fiscal years ending 2002, 2003 and 2004, and the interim periods contained therein, should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20. The Company will restate its financial statements for those periods and expects related adjustments will be made to the Company’s financial information for fiscal 2001, as necessary. The amounts shown herein represent management’s best estimates of the expected range of adjustments. Based on the ongoing review conducted by Brocade’s Audit Committee, the Company’s estimates of anticipated adjustments are preliminary and subject to change.

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 9

The non-GAAP, formerly pro forma, information provided in this press release is a supplement to, and not a substitute for, our financial results presented in accordance with GAAP. The non-GAAP results exclude certain expenses and income to provide what we believe is a more complete understanding of our underlying operational results and trends. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain gains, including the gain related to repurchases of our convertible subordinated debt, gain from disposition of marketable investment and gain from disposition of strategic investment, and certain costs or benefits, including stock-based compensation expense (benefit), certain warranty benefits, certain severance expense, certain expenses relating to our acquisition of Rhapsody, settlement of an acquisition-related claim, internal review and SEC investigation costs, and the restructuring of business operations, including lease termination charge and other, net, that we believe are not indicative of our core operating results. The associated tax effects of the non-GAAP adjustments represent a pro rata adjustment to the GAAP income tax provision (benefit). Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting of future periods. Brocade management refers to these non-GAAP financial measures in making decisions regarding operational performance and to facilitate internal comparisons to historical operating results and to competitors’ operating results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

BROCADE REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS	PAGE 10

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30,	October 30,
	2005	2004

Assets

Current assets:
Cash and cash equivalents	$81,516	$114,577
Short-term investments	305,543	371,731

Total cash, cash equivalents, and short-term investments	387,059	486,308
Accounts receivable, net	87,264	95,778
Inventories, net	11,860	5,597
Prepaid expenses and other current assets	15,223	19,131

Total current assets	501,406	606,814

Long-term investments	359,593	250,600
Property and equipment, net	113,584	124,701
Convertible subordinated debt issuance costs	2,055	3,389
Other assets	2,682	1,878

Total assets	$979,320	$987,382

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$37,618	$38,791
Accrued employee compensation	33,315	33,330
Deferred revenue	40,769	34,886
Current liabilities associated with lease losses	5,099	5,677
Other accrued liabilities	67,302	59,968

Total current liabilities	184,103	172,652

Non-current liabilities associated with lease losses	14,631	16,799
Convertible subordinated debt	278,883	352,279

Stockholders’ equity	501,703	445,652	(1)

Total liabilities and stockholders’ equity	$979,320	$987,382

(1)	On May 11, 2005, on management’s recommendation, Brocade Communications Systems, Inc., in consultation with KPMG LLP, the Company’s independent registered public accounting firm, determined that the Company’s financial statements for the fiscal years ending 2002, 2003 and 2004, and the interim periods contained therein, should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20. The Company will restate its financial statements for those periods and expects related adjustments will be made to the Company’s financial information for fiscal 2001, as necessary. Adjustments to the Company’s consolidated balance sheets are only expected to result in changes in the components of stockholders’ equity. The amounts shown herein represent management’s best estimates of the expected adjustments. Based on the ongoing review conducted by Brocade’s Audit Committee, the Company’s estimates of anticipated adjustments are preliminary and subject to change.